UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2014

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2014, the Board of Directors of EastGroup Properties, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”). Section 7 of the Company’s Bylaws was amended to reflect a change in the voting standards to elect a nominee to the Board of Directors in an uncontested election. The amendment requires the votes cast for a nominee for director to exceed the votes cast against or withheld with respect to such nominee’s election to be elected to the Board of Directors; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which there are more candidates for director than there are board seats to be voted upon at such meeting.
In connection with the adoption of the Amended Bylaws, the Company also amended and restated its Corporate Governance Guidelines (as amended, the “Amended Corporate Governance Guidelines”) to include the requirement that an incumbent director who fails to receive the required number of votes in an uncontested election tender his or her resignation to the Board and the Board will determine whether to accept the resignation through a process managed by the Nominating and Corporate Governance Committee (the “NCG Committee”). The Amended Corporate Governance Guidelines provide that the NCG Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, and the Board must act on the tendered resignation, taking into account the NCG Committee’s recommendation, within 90 days from the date of the certification of the election results. The NCG Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Amended Corporate Governance Guidelines will be available on the Company’s website at www.eastgroup.net.
The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 5 of Article III of the Company’s Bylaws or may decrease the size of the Board pursuant to the provisions of Section 2 of Article III of the Company’s Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

3.1    Bylaws, as amended, of EastGroup Properties, Inc. dated as of December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 10, 2014

EASTGROUP PROPERTIES, INC.

By:	/s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Treasurer
and Secretary